Exhibit 21.1
Subsidiaries of The Valspar Corporation
The following are the significant subsidiaries of The Valspar Corporation. Where the name of the subsidiary includes the “Valspar” name, that subsidiary does business under the Valspar corporate name:

Place of Incorporation
Engineered Polymer Solutions, Inc. (engaged in the manufacture and sale of paints, coatings, polymers and colorants itself and through 2 foreign subsidiaries)	Delaware
Plasti-Kote Co., Inc.	Ohio
Valspar Coatings Finance Corporation	Minnesota
Valspar Finance Corporation	Minnesota
Valspar Refinish, Inc.	Mississippi
Valspar Sourcing, Inc.	Minnesota
Valspar Specialty Paints, LLC	Delaware
Valspar Specialty Paints Holding Corp.	Delaware
Valspar Inc.	Canada
Valspar Mexicana, S.A. de C.V. (engaged in the manufacture and sale of paints and coatings itself and through 2 foreign subsidiaries)	Mexico
The Valspar Corporation Limitada	Brazil
Isocoat Tintas e Vernizes Limitada	Brazil
Valspar (Uruguay) Corporation S.A.	Uruguay
Valspar B.V. (engaged in the manufacture and sale of paints itself and through 1 foreign subsidiary)	The Netherlands
The Valspar (Nantes) Corporation, S.A.S.	France
The Valspar (France) Corporation, S.A.S.	France
Valspar Industries GmbH	Germany
The Valspar (Germany) GmbH	Germany
Plasti-kote Limited	United Kingdom
Quest Automotive Products UK Limited	United Kingdom
Quest UK Acquisition Ltd.	United Kingdom
Valspar Powder Coatings Limited	United Kingdom
The Valspar (UK) Corporation, Limited	United Kingdom
The Valspar (UK) Holding Corporation, Limited	United Kingdom
The Valspar (Switzerland) Corporation AG	Switzerland
The Valspar (Finland) Corporation Oy	Finland
The Valspar (Spain) Corporation S.R.L.	Spain
Inver S.p.A. (engaged in the manufacture and sale of coatings itself and through 10 foreign subsidiaries)	Italy
Valspar (India) Coatings Corporation Private Limited	India
Valspar (South Africa)(Pty) Limited	South Africa
The Valspar (South Africa) Corporation (Pty) Limited	South Africa
Valspar Rock Company Ltd.	Japan
The Valspar (Singapore) Corporation Pte Limited	Singapore
The Valspar (Malaysia) Corporation Sdn Bhd	Malaysia
The Valspar (Thailand) Corporation Limited	Thailand
The Valspar (Vietnam) Corporation Limited	Vietnam
The Valspar (Asia) Corporation Limited	Hong Kong
The Valspar (H.K.) Corporation Limited	Hong Kong
Hua Run Paints Holdings Company Limited	Hong Kong
Valspar (Asia) Paints Holdings Limited	Hong Kong
Valspar (Asia) Industrial Holdings Limited	Hong Kong
Valspar (Asia) Trading Holdings Limited	Hong Kong
Valspar (Asia) Operations Holdings Limited	Hong Kong
Huarun Trading (China) Co., Ltd.	Hong Kong
Valspar Hong Kong Holdings Limited	Hong Kong
Valspar (Shanghai) Management Co., Ltd.	PRC
Dongguan Lilly Paint Industries Limited	PRC
Guangdong Valspar Paints Manufacturing Company Limited	PRC
Guangdong Yuegang Dadi Paints Co. Ltd	PRC
Dongguan Huarun Paints Co., Ltd.	PRC
Foshan Shunde Yueda Chemical Trading Company Limited	PRC
Valspar Huarun Coatings (Guandong) Co. Ltd.	PRC
Valspar Coatings (Guangdong) Co., Ltd.	PRC
Valspar Coatings (Shanghai) Co., Ltd.	PRC
Valspar Coatings (Tianjin) Co., Ltd.	PRC
Valspar Yueda Coatings (Foshan) Co., Ltd	PRC
Valspar (Australia) Acquisition Corporation Pty Limited	Australia
Valspar (Australia) Holdings Pty Limited	Australia
The Valspar (Australia) Corporation Pty Limited	Australia
Valspar Paint Holdings (Australia) Pty Limited	Australia
Valspar Paint (Australia) Pty Ltd	Australia
Valspar Paint Services Pty Ltd	Australia
Valspar (WPC) Pty Ltd	Australia
Valspar Automotive Australia Pty Limited	Australia
Valspar Paint (NZ) Limited	New Zealand
The Valspar (New Zealand) Corporation, Ltd.	New Zealand
Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.